Exhibit 5(c)

[LETTERHEAD OF DEBRAUW BLACKSTONE WESTBROEK]

To Turlock B.V.
Europalaan 202
7559 SC Hengelo
The Netherlands

Date 15 September 2021

Re:

Dear Sir/Madam,

Turlock B.V. (the "Dutch Obligor")
S-3 Automatic Shelf Registration (the "Registration")

1 Introduction

I act as Dutch legal adviser (advocaat) to the Dutch Obligor in connection with the Registration.
Certain terms used in this opinion are defined in the Annex (Definitions).

2 Dutch Law

This opinion is limited to Dutch law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with Dutch law.

3 Scope of Inquiry

I have examined, and relied upon the accuracy of the factual statements in, the following documents:

(a) A draft or a copy of the Registration Statement.

(b) A draft of the Indenture.

(c) A copy of:

(i) the Dutch Obligor's deed of incorporation dated 9 January 2008 and its current articles of association dated 11 January 2018, as provided by the Chamber of Commerce (Kamer van Koophandel);

(ii) the Trade Register Extract.

(d) A copy of each Corporate Resolution.

(e) A copy of each Power of Attorney.

In addition, I have obtained the following confirmations on the date of this opinion:

(f) Confirmation through eeas.europa.eu/topics/sanctions-policy/8442/consolidated-list-of-sanctions_en and https://www.rijksoverheid.nl/documenten/rapporten/2015/08/27/nationale-terrorismelijst that the Dutch Obligor is not included on any Sanctions List.
(g)
(i) Confirmation through https://insolventies.rechtspraak.nl; and

(ii) confirmation through www.rechtspraak.nl, derived from the segment for EU registrations of the Central Insolvency Register;

in each case that the Dutch Obligor is not registered as being subject to Insolvency Proceedings.

I have not examined any document, and do not express an opinion on, or on any reference to, any document other than the documents referred to in this paragraph 3. My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document (or part of it) governed by a law other than Dutch law under that other law.

4 Assumptions

I have made the following assumptions:
(a)

(i) Each copy document conforms to the original and each original is genuine and complete.

(ii) Each signature is the genuine signature of the individual concerned.

(iii) Each confirmation referred to in paragraph 3 is true.

(iv) Each Corporate Document remains in force without modification, on each of (i) the date hereof, (ii) the Board Resolution Execution Date, and (iii) the Indenture Execution Date.

(v) The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

(vi) The Indenture has been or will have been entered into in the form referred to in this opinion on the Indenture Execution Date.

(vii) The Draft Board Resolution has been or will have been adopted in the form referred to in this opinion on the Board Resolution Execution Date.
(b)

(i) The Corporate Resolutions have been or will have been duly adopted.

(ii) No advice from any works council is required in respect of the Dutch Obligor's entry into the Indenture under the Dutch Works Council Act (Wet op de ondernemingsraden).
(c)

(i) Entering into the Indenture and the performance of the Indenture will sufficiently benefit the Dutch Obligor and are in its best corporate interest.

(ii) The aggregate principal amount of the Securities (as defined in the Corporate Resolutions) will not exceed the amount as specified in the relevant Corporate Resolutions as maximum amounts upon the execution of the Indenture.
(d)

(i) Each party other than the Dutch Obligor has or will have validly entered into the Indenture at the Indenture Execution Date.

(ii) Each Power of Attorney:

(A) has been signed on behalf of the Dutch Obligor by two of its managing directors; and

(B) remains in force without modification on the Indenture Execution Date;

and no rule of law (other than Dutch law) which under the 1978 Hague Convention on the Law applicable to Agency applies or may be applied to the existence and extent of the authority of any person authorised to sign the Indenture on behalf of the Dutch Obligor under each Power of Attorney, adversely affects the existence and extent of that authority as expressed in the Power of Attorney.

(e) The Indenture has been or will have been signed on behalf of the Dutch Obligor by any two members of the management board of the Dutch Obligor or by a person named as authorised representative in the relevant Power of Attorney.

(f) When validly signed by all parties, the Indenture is valid and binding on and enforceable against each party under New York Law by which it is expressed to be governed

5 Opinion

Based on the documents and confirmations referred to and assumptions made in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and any matters not disclosed to me, I am of the following opinion:
(a) The Dutch Obligor has been incorporated and exists as a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

(b)

(i) The Dutch Obligor has the corporate power to enter into and perform the Indenture.

(ii) Upon the execution of the Draft Board Resolution, the Dutch Obligor has taken all necessary corporate action to authorise its entry into and performance of the Indenture.

(iii) The Dutch Obligor has or will have validly signed the Indenture.

(c ) The Dutch Obligor's entry into and performance of the Indenture do not violate Dutch law or its articles of association.
(d)

(i) The choice of New York Law as the governing law of the Indenture and the securities issued thereunder is recognised.

(ii) Dutch law does not restrict the validity and binding effect on and enforceability against the Dutch Obligor of the Indenture.

6 Qualifications

This opinion is subject to the following qualifications:

(a) This opinion is subject to any limitations arising from (a) rules relating to bankruptcy, suspension of payments or Preventive Restructuring Processes, (b) rules relating to foreign (i) insolvency proceedings (including foreign Insolvency Proceedings), (ii) arrangement or compromise of obligations or (iii) preventive restructuring frameworks, (c) other rules regulating conflicts between rights of creditors, or (d) intervention and other measures in relation to financial enterprises or their affiliated entities.

(b) The recognition of New York Law as the governing law of the Indenture and the securities issued thereunder:

(i) will not prejudice the provisions of the law of the European Union (where appropriate as implemented in the Netherlands) which cannot be derogated from by agreement if all elements relevant to the situation at the time when the Agreement was entered into (other than the choice of New York Law as the governing law of the Agreement) are located in one or more Member States of the European Union;
(ii)

(A) will not restrict the application of the overriding provisions of Dutch law; and

(B) will not prevent effect being given to the overriding provisions of the law of a jurisdiction with which the situation has a close connection;

(and for this purpose "overriding provisions" are provisions the respect for which is regarded as crucial by a jurisdiction for safeguarding its public interests to such an extent that they are applicable to any situation falling within their scope, irrespective of the law otherwise applicable to an agreement);

(iii) will not prevent the application of New York Law being refused if it is manifestly incompatible with Dutch public policy (ordre public); and

(iv) will not prevent regard being had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

(c ) If a legal act (rechtshandeling) performed by a Dutch legal entity (including (without limitation) an agreement pursuant to which it guarantees the performance of, or provides or agrees to provide security for, any of another person's obligations and any other legal act having a similar effect) is not in the entity's interest, the act may (i) exceed the entity's corporate or other power, and (ii) violate its articles of association.

(d) Enforcement in the Netherlands of the Indenture and of foreign judgments is subject to Dutch rules of civil procedure.

(e) Enforceability of the Indenture may be limited under the Sanctions Act 1977 (Sanctiewet 1977) or otherwise by international sanctions.

(f) Any trust to which the 1985 Convention on the Law applicable to Trusts and their Recognition (the "Trust Convention") applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

(g) In respect of proceedings in a Dutch court for the enforcement of the Agreement, the appointment of a process agent pursuant to Clause 1.13 of the Indenture may be without effect.

(h) To the extent that Dutch law applies, a power of attorney can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party, and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

(i) I do not express any opinion on:

(i) the validity and enforceability of the submission to exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the County and City of New York included in the Indenture;

(ii) any representations, warranties or other statements contained in the Indenture or the Registration Statement; or

(iii) tax matters.

7 Reliance

(a) This opinion:

(i) is an exhibit to the Registration Statement and may be relied upon for the purpose of the Registration Statement and not for any other purpose;

(ii) may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement.

(b) Each person accepting this opinion agrees, in so accepting, that:

(i) only De Brauw (and not any other person) will have any liability in connection with this opinion;

(ii) the agreement in this paragraph 7 and all liability and other matters relating to this opinion will be governed exclusively by Dutch law;

(iii) this opinion may be signed with an Electronic Signature. This has the same effect as if signed with a handwritten signature; and

(iv) the agreements in this paragraph 7 apply in addition to, and do not set aside, De Brauw's terms and conditions of business.

(c) The Dutch Obligor may:

(i) file this opinion as an exhibit to the Registration Statement; and

(ii) refer to De Brauw giving this opinion under the heading "Legal Matters" in the prospectus which is a part of the Registration Statement.

The previous sentence is no admittance from me (or De Brauw) that I am (or De Brauw is) in the category of persons whose consent for the filing and reference as set out in that sentence is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

Yours faithfully,
De Brauw Blackstone Westbroek N.V.

/s/ Ferdinand Hengst
Ferdinand Hengst

Annex – Definitions

In this opinion:

"September 2021 Board Resolution" means the written resolution of the management board of the Dutch Obligor dated 15 September 2021.

"Corporate Documents" means each of:

a.each Corporate Resolution;

b.the Trade Register Extract; and

c.the articles of association and the deed of incorporation referred to in paragraph 3,

in each case, in the form referred to in this opinion.

"Corporate Resolution" means each of:

a.the September 2021 Board Resolution; and

b.the Draft Board Resolution.

"Board Resolution Execution Date" means the date on which the Draft Board Resolution is executed.

"De Brauw" means De Brauw Blackstone Westbroek N.V.

"Draft Board Resolution" means a draft dated 2 September 2021 of a written resolution of the Dutch Obligor's management board.

"Dutch law" means the law directly applicable in the Netherlands.

"Dutch Obligor" means Turlock B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) with seat in Amsterdam, Trade Register Number 08169375.

"eIDAS Regulation" means the Regulation (EU) 910/2014 of the European Parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transactions in the internal market and repealing directive 1999/93/EC.

"Electronic Signature" means any electronic signature (elektronische handtekening), any advanced electronic signature (geavanceerde elektronische handtekening) and any qualified electronic signature

(elektronische gekwalificeerde handtekening) within the meaning of Article 3 of the eIDAS Regulation and Article 3:15a of the Dutch Civil Code.

"Indenture" means the form of Indenture, to be filed with the SEC, between among others, the Issuers (as defined therein), the Dutch Obligor as Issuer or Guarantor and the Bank of New York Mellon Trust Company, N.A., as trustee (draft dated 30 August 2021).

"Indenture Execution Date" means the date in the future on which the Indenture is executed.

"Insolvency Proceedings" means insolvency proceedings as defined in Article 2(4) of Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast).

"New York Law" means the law of the State of New York.

"Power of Attorney" means each of:

a.the power of attorney to each of Nigel Crawford, Estelle Diggin and Nicolas Papaioannou and to each director or manager of the Company, each of the Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer of the Company as set forth on the Company's signature page to the Shelf Registration Statement or any other officers of the Company acting at the direction of any such foregoing officer, included in the September 2021 Board Resolution; and

b.the power of attorney included in the Draft Board Resolution.

"Preventive Restructuring Processes" means public and/or undisclosed preventive restructuring processes within the meaning of the Dutch Act on Court Confirmation of Extrajudicial Restructuring Plans (Wet homologatie onderhands akkoord).

"Registration" means the registration with the SEC under the Securities Act.

"Registration Statement" means the registration statement on form S-3 in relation to the Registration (excluding any documents incorporated by reference in it and any exhibits to it), to be filed with the SEC (draft dated 9 September 2021).

"Sanctions List" means each of:

a. each list referred to in:

(i) Article 2(3) of Council Regulation (EC) No 2580/2001 of 27 December 2001 on specific restrictive measures directed against certain persons and entities with a view to combating terrorism;

(ii) Article 2 of Council Regulation (EC) No 881/2002 of 27 May 2002 imposing certain specific restrictive measures directed against certain persons and entities associated with the ISIL (Da'esh) and Al-Qaida organisations, and repealing Council Regulation (EC) No 467/2001 prohibiting the export of certain goods and services to Afghanistan, strengthening the flight ban and extending the freeze of funds and other financial resources in respect of the Taliban of Afghanistan; or

(iii) Article (1)(1) of the Council Common Position of 27 December 2001 on the application of specific measures to combat terrorism; and

b. the national terrorism list (nationale terrorismelijst) of persons and organisations designated under the Sanction Regulation Terrorism 2007-II (Sanctieregeling terrorisme 2007-II).

"SEC" means the U.S. Securities and Exchange Commission.

"Securities Act" means the U.S. Securities Act of 1933, as amended.

"the Netherlands" means the part of the Kingdom of the Netherlands located in Europe.

"Trade Register Extract" means a Trade Register extract relating to the Dutch Obligor provided by the Chamber of Commerce and dated 9 September 2021.